CONTRACT SCHEDULE

OWNER:        [John Doe]                 CONTRACT NUMBER:  [??687456]

JOINT OWNER:  [Jane Doe]                 ISSUE DATE:       [04/15/04]

ANNUITANT:    [John Doe]                 INCOME DATE:       [04/15/14]

PURCHASE PAYMENTS:
         INITIAL PURCHASE PAYMENT:  [$25,000]

         MINIMUM ADDITIONAL PURCHASE PAYMENT:  [$250 in the first Contract Year.
                                               We will not accept additional
                                               Purchase Payments after the first
                                               Contract Year.]

         MAXIMUM TOTAL PURCHASE PAYMENTS:      [$1 million; higher amounts may
                                               be accepted with our prior
                                               approval]

         ALLOCATION GUIDELINES:
               [1.  Currently,  you can  select  up to  [15]  of the  Investment
                    Options.
               2. If allocations are made in percentages, whole numbers must be used.]

INVESTMENT OPTIONS:
         VARIABLE ACCOUNT:   [Allianz Life Variable Account B]
                                                              -

[Shown below are Investment Option Groups A, B and C as described in the Asset Allocation Rider.]

--------------------------------------------------------------------------------
         [GROUP A INVESTMENT OPTIONS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FRANKLIN GLOBAL COMMUNICATIONS SECURITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL OPPENHEIMER EMERGING GROWTH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL COLUMBIA TECHNOLOGY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PIMCO VIT COMMODITY REALRETURN STRATEGY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL OCC RENAISSANCE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL OCC VALUE]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         [GROUP B INVESTMENT OPTIONS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL AIM BASIC VALUE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL AIM INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DAVIS VA FINANCIAL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DREYFUS IP SMALL CAP STOCK INDEX
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL DREYFUS FOUNDERS EQUITY GROWTH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL DREYFUS PREMIER SMALL CAP VALUE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FRANKLIN GROWTH AND INCOME SECURITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TEMPLETON FOREIGN SECURITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TEMPLETON GROWTH SECURITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL JENNISON GROWTH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL LEGG MASON GROWTH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL LEGG MASON VALUE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL NEUBERGER BERMAN REGENCY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
OPCAP MID CAP
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL OPPENHEIMER INTERNATIONAL GROWTH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL PIMCO FUNDAMENTAL INDEXPLUS TOTAL RETURN
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL SALOMON BROTHERS SMALL CAP GROWTH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL FUSION GROWTH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL FUSION MODERATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL VAN KAMPEN AGGRESSIVE GROWTH
--------------------------------------------------------------------------------

S40733                           i

--------------------------------------------------------------------------------
AZL VAN KAMPEN COMSTOCK
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL VAN KAMPEN GLOBAL REAL ESTATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL VAN KAMPEN MID CAP GROWTH]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GROUP C INVESTMENT OPTIONS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL DAVIS NY VENTURE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DREYFUS STOCK INDEX FUND, INC.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FRANKLIN HIGH INCOME
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FRANKLIN INCOME SECURITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FRANKLIN LARGE CAP GROWTH SECURITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FRANKLIN U.S.GOVERNMENT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FRANKLIN ZERO COUPON - 2010
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
MUTUAL DISCOVERY SECURITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
MUTUAL SHARES SECURITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL FRANKLIN SMALL CAP VALUE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL JENNISON 20/20 FOCUS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL OPPENHEIMER DEVELOPING MARKETS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL OPPENHEIMER MAIN STREET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PIMCO VIT ALL ASSET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PIMCO VIT EMERGING MARKETS BOND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PIMCO VIT GLOBAL BOND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PIMCO VIT HIGH YIELD
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PIMCO VIT REAL RETURN
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PIMCO VIT TOTAL RETURN
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL SALOMON BROTHERS LARGE CAP GROWTH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL FUSION BALANCED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL MONEY MARKET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL VAN KAMPEN EMERGING GROWTH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL VAN KAMPEN EQUITY AND INCOME
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL VAN KAMPEN GLOBAL FRANCHISE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AZL VAN KAMPEN GROWTH AND INCOME]
--------------------------------------------------------------------------------

[DAVIS VA FINANCIAL]
[DREYFUS IP SMALL CAP STOCK INDEX]
[DREYFUS STOCK INDEX FUND, INC.]
[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN INCOME SECURITIES]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN U.S. GOVERNMENT]
[FRANKLIN ZERO COUPON - 2010]
[MUTUAL DISCOVERY SECURITIES]
[MUTUAL SHARES SECURITIES]
[OPCAP MID CAP]
[PIMCO VIT ALL ASSET]
[PIMCO VIT COMMODITY REALRETURN STRATEGY]
[PIMCO VIT EMERGING MARKETS BOND]
[PIMCO VIT GLOBAL BOND]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT TOTAL RETURN]
[PIMCO VIT REAL RETURN]
[TEMPLETON FOREIGN SECURITIES]
[TEMPLETON GROWTH SECURITIES]

[AZL AIM BASIC VALUE]
[AZL AIM INTERNATIONAL EQUITY]
[AZL DAVIS NY VENTURE]
[AZL DREYFUS FOUNDERS EQUITY GROWTH]
[AZL DREYFUS PREMIER SMALL CAP VALUE]
[AZL FRANKLIN SMALL CAP VALUE]
[AZL FUSION BALANCED]

S40733                         ii

[AZL FUSION GROWTH]
[AZL FUSION MODERATE]
[AZL JENNISON 20/20 FOCUS]
[AZL JENNISON GROWTH]
[AZL LEGG MASON GROWTH]
[AZL LEGG MASON VALUE]
[AZL MONEY MARKET]
[AZL NEUBERGER BERMAN REGENCY]
[AZL OCC RENAISSANCE]
[AZL OCC VALUE]
[AZL OPPENHEIMER DEVELOPING MARKETS]
[AZL OPPENHEIMER EMERGING GROWTH]
[AZL COLUMBIA TECHNOLOGY]
[AZL OPPENHEIMER GLOBAL]
[AZL OPPENHEIMER  INTERNATIONAL GROWTH]
[AZL OPPENHEIMER MAIN STREET]
[AZL PIMCO FUNDAMENTAL INDEXPLUS TOTAL RETURN]
[AZL SALOMON BROTHERS LARGE CAP GROWTH]
[AZL SALOMON BROTHERS SMALL CAP GROWTH]
[AZL VAN KAMPEN  AGGRESSIVE  GROWTH]
[AZL VAN KAMPEN  COMSTOCK]
[AZL VAN KAMPEN  EMERGING  GROWTH]
[AZL VAN KAMPEN EQUITY AND INCOME]
[AZL VAN KAMPEN  GLOBAL  FRANCHISE]
[AZL VAN KAMPEN GLOBAL REAL ESTATE]
[AZL VAN KAMPEN GROWTH AND INCOME]
[AZL VAN KAMPEN MID CAP GROWTH]

[ALLIANZ LIFE GENERAL ACCOUNT]

[ALLIANZ LIFE FIXED ACCOUNT]

MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation Phase, the Mortality and Expense Risk Charge is a percentage of average daily net assets of the subaccount equal on an annual basis as follows: during the first two Contract Years [1.15%], reduced by 0.05% on each of the second, third, and fourth Contract Anniversaries. Whenever we change the Mortality and Expense Risk Charge as described in the immediately preceding sentence or as part of a rider addition or removal, we will also change the number of Accumulation Units so that the Contract Value will remain the same. Because the performance of the Investment Options causes the Accumulation Unit values to fluctuate, the adjustment to the number of Accumulation Units may be positive or negative.

During the Annuity Phase, the Mortality and Expense Risk Charge is equal on an annual basis to [1.00%] of the average daily net assets of the subaccount.

CONTRACT MAINTENANCE CHARGE: The Contract Maintenance Charge is currently [$50.00] each Contract Year. The Contract Maintenance Charge will be deducted from the Contract Value on the last day of each Contract Year (or the next Business Day if the last day of the Contract Year is not a Business Day) while this Contract is in force. However, during the Accumulation Phase, if your Contract Value on a Contract Anniversary is at least [$100,000], then we will not deduct the Contract Maintenance Charge. If a total withdrawal is made on a date other than a Contract Anniversary we will deduct the full Contract Maintenance Charge. In the event you own more than one Contract of the same type issued by the Company, we will determine the total Contract Value for all of the Contracts. If the total Contract Value for all of the Contracts is at least
[$100,000] at the time we are to deduct the charge, we will not assess the Contract Maintenance Charge. The Contract Maintenance Charge will be deducted from the Investment Options [and the Fixed Account] in the same proportion that the amount of the Contract Value in each Investment Option [and/or Fixed Account] bears to the total Contract Value.

During the Annuity Phase, we will deduct the Contract Maintenance Charge pro rata from each Annuity Payment. If the total Contract Value for all the Owner's contracts is at least [$100,000] on the Income Date, we will not assess the Contract Maintenance Charge. If the Contract Owner is a non-individual, we will look to the Annuitant to determine if we will assess the charge.

S40733                           iii

TRANSFERS:

     NUMBER OF FREE TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this. You are currently allowed [12] free transfers each Contract Year. This applies to transfers before and after the Income Date.

     TRANSFER FEE: We reserve the right to charge a fee of no more than [$25] per transfer in excess of the free transfers permitted. Transfers we make at the end of the Right to Examine period, any transfers made pursuant to a regularly scheduled transfer, or other transfers under programs specifically waiving the Transfer Fee will not be counted in determining the application of the Transfer Fee.

WITHDRAWALS:

     WITHDRAWAL CHARGE: During the Accumulation Phase, we assess a Withdrawal Charge against Purchase Payments withdrawn. The charge is calculated at the time of each withdrawal. The Withdrawal Charges are as follows:

     STANDARD WITHDRAWAL CHARGE OPTION:

          [WITHDRAWAL   CHARGE  (as  a  percentage  of  each  Purchase   Payment
          withdrawn)

               Number of Complete Years         Charge
               Since Receipt of
               Purchase Payment
               -------------------------  ----------------
                        0                        8.5%
                        1                        8.5%
                        2                        7.5%
                        3                        6.5%
                        4                         5%
                        5                         4%
                        6                         3%
                 7 years or more                  0%]

     PARTIAL WITHDRAWAL PRIVILEGE: Each Contract Year, on a non-cumulative basis, you can make multiple withdrawals that when added together do not exceed [10%] of total Purchase Payments, without incurring a Withdrawal Charge. Full withdrawals are assessed a Withdrawal Charge with no reductions for the Partial Withdrawal Privilege.

     MINIMUM PARTIAL WITHDRAWAL: [$500]

     MINIMUM  CONTRACT  VALUE THAT MUST REMAIN IN THE  CONTRACT  AFTER A PARTIAL
     WITHDRAWAL: [$2,000]

     [WAITING PERIOD: The PRIME Plus Benefit can be exercised within 30 days following a Contract Anniversary beginning with your seventh Contract Anniversary.]

     [GPWB MAXIMUM UNDER THE [5%] PAYMENT OPTION: [5%] of the PB Value.]

     [GPWB MAXIMUM UNDER THE [10%] PAYMENT OPTION: [10%] of the PB Value.]

     MINIMUM INITIAL GPWB PAYMENT: [$100]

     DCA FIXED ACCOUNT GUARANTEED RATE: [3%]


S40733                              iv

RIDERS:
         [Enhanced Guaranteed Minimum Death Benefit Rider ]
         [PRIME Plus Benefit Rider]
         [Asset Allocation Rider]
         [Waiver of Withdrawal Charge Rider ]
         [Dollar Cost Averaging Fixed Account Endorsement]
         [Individual Retirement Annuity Endorsement]
         [Roth Individual Retirement Annuity Endorsement]
         [Inherited IRA/Roth IRA Endorsement]
         [403 (b) Endorsement]
         [Unisex Endorsement]
         [Pension Plan and Profit Sharing Plan Endorsement]



SERVICE CENTER:   [ALLIANZ] SERVICE CENTER
                  [P.O. Box 1122 Southeastern, PA  19398-1122
                  800-624-0197]

S40733                               v

                       TRADITIONAL ANNUITY PAYMENT TABLES

Table A below shows the guaranteed amount of Traditional Annuity Payment for each $1,000 of value applied under a fixed Annuity Option. Table A is based on an interest rate of 2 1/2% per year and the 1983(a) Individual Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G.

Table B below shows the amount of the first monthly variable Traditional Annuity Payment, based on an Assumed Investment Rate of 5%, for each $1,000 of value applied under a variable Annuity Option.

The amount of such Traditional Annuity Payments under Annuity Options 1, 2 and 5 will depend on the sex and Age of the Annuitant on the Income Date. The amount of such Traditional Annuity Payments under Option 3 and 4 will depend on the sex and the Age of the Annuitant and Joint Annuitant on the Income Date. Any amounts not shown for Ages, guaranteed periods or other Annuity Options will be provided upon request.

-----------------------------------------------------------------------------------------------------------------------------
                           TABLE A - GUARANTEED MONTHLY TRADITIONAL ANNUITY PAYMENTS PER $1,000 OF VALUE
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                   FIXED ANNUITY OPTIONS
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
 AGE OF ANNUITANT       OPTION 1                   OPTION 2                  OPTION 3         OPTION 4         OPTION 5
ON THE INCOME DATE
                                      ---------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                         GUARANTEED        GUARANTEED    100% JOINT AND      GUARANTEED
                                          PERIOD OF        PERIOD OF     LAST SURVIVOR       PERIOD OF
                                          10 YEARS          20 YEARS                          10 YEARS
                   ----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                     MALE    FEMALE    MALE    FEMALE    MALE   FEMALE    MALE & FEMALE    MALE & FEMALE    MALE    FEMALE
                                                                             SAME AGE         SAME AGE
-----------------------------------------------------------------------------------------------------------------------------
        30           2.85     2.72     2.84     2.72     2.84    2.71          2.61             2.61        2.81     2.70
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        40           3.17     2.97     3.16     2.97     3.14    2.96          2.82             2.82        3.10     2.94
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        50           3.67     3.38     3.65     3.37     3.58    3.34          3.14             3.14        3.51     3.29
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        60           4.50     4.03     4.43     4.01     4.18    3.90          3.67             3.67        4.13     3.84
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        70           6.03     5.23     5.70     5.10     4.83    4.62          4.59             4.58        5.11     4.72
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        80           8.92     7.68     7.43     6.88     5.21    5.16          6.40             6.21        6.66     6.18
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        90          14.75     13.12    8.94     8.74     5.27    5.27         10.23             8.42        9.39     8.81
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                  TABLE B - GUARANTEED INITIAL MONTHLY TRADITIONAL ANNUITY PAYMENT PER $1,000 OF PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                VARIABLE ANNUITY OPTION BASED ON 5% ASSUMED INVESTMENT RATE
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
 AGE OF ANNUITANT       OPTION 1                   OPTION 2                  OPTION 3         OPTION 4         OPTION 5
ON THE INCOME DATE
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                         GUARANTEED        GUARANTEED    100% JOINT AND      GUARANTEED
                                          PERIOD OF        PERIOD OF     LAST SURVIVOR       PERIOD OF
                                          10 YEARS          20 YEARS                          10 YEARS
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                     MALE    FEMALE    MALE    FEMALE    MALE   FEMALE    MALE & FEMALE    MALE & FEMALE    MALE    FEMALE
                                                                             SAME AGE         SAME AGE
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        30           4.46     4.36     4.46     4.35     4.45    4.35          4.27             4.27        4.44     4.35
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        40           4.72     4.55     4.71     4.55     4.68    4.53          4.41             4.41        4.68     4.53
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        50           5.18     4.89     5.14     4.87     5.04    4.83          4.65             4.65        5.06     4.83
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        60           5.96     5.49     5.86     5.45     5.56    5.31          5.10             5.10        5.70     5.36
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        70           7.49     6.65     7.07     6.47     6.13    5.94          5.96             5.94        6.77     6.27
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        80          10.42     9.12     8.68     8.16     6.46    6.41          7.72             7.50        8.54     7.94
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        90          16.30     14.63    10.08    9.89     6.51    6.51         11.54             9.58        11.63    10.92
-----------------------------------------------------------------------------------------------------------------------------


S40733                                vi